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                                                                      01-95-0694

                                                                 EXHIBIT 10.12


         PHYSICIAN MEDICAL MALPRACTICE/HOSPITAL PROFESSIONAL LIABILITY
                       QUOTA SHARE REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                          entered into by and between

                HANNOVER RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT
             EISEN UND STAHL RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT
                               Hannover, Germany

                   (hereinafter referred to as the "Company")

                                      and

                   The Subscribing Reinsurer(s) executing the
                     Interests and Liabilities Contract(s)
                        attaching to and forming a part
                               of this Agreement

               (each hereinafter referred to as the "Reinsurer")


WITNESSETH:

        The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE I

BUSINESS COVERED:

A. The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a variable excess quota share participation of the net retained liability of the Company on each risk insured under new and renewal policies becoming effective at and after Local Standard Time, January 1, 1995, as respects Claims Made or Losses Reported at and after said date, covering business classified by the Company as Physician Medical Malpractice and Hospital Professional Liability, including Comprehensive Liability, written on a Claims Made or Losses Reported basis, except as excluded in the Exclusions Article, subject to the limits set forth in the Limits of Cover Article.

B. The term "policies" as used herein means the Company's binders, policies and contracts providing Claims Made or Losses Reported reinsurance on the business covered under this Agreement. Original Policies not to exceed eighteen (18) months other than by Special Acceptance.



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                                   ARTICLE II

TERM:

A. This Agreement will apply to Claims Made or Losses Reported under new and renewal policies incepting during the period January 1, 1995 through December 31, 1995, both days inclusive.

B. Notwithstanding the termination of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.

                                  ARTICLE III

TERRITORY:

        This Agreement shall be worldwide in its geographical scope.

                                   ARTICLE IV

EXCLUSIONS:

        This Agreement does not apply to and specifically excludes the following:

        1.      Insolvency Funds, per the attached "Insolvency Fund Exclusion
                Clause".

        2. Loss or liability excluded by the attached "Nuclear Incident Exclusion Clause -Liability - Reinsurance", U.S.A. and Canada.

        3. Primary Insurance Business, Facultative Reinsurance and Retrocessional Reinsurance, when written as such, unless mutually agreed upon by the Reinsurer. This Exclusion shall not apply to "Pure" Fronting Agreements and Reinsurance of Captives.

        4. Hospital Professional Liability, including Comprehensive General Liability Business Excess of Shared Aggregate Retentions other than business written with aggregate underlying amounts (potential drop down exposures) which shall require that these underlying amounts shall apply on a per location (as defined) basis. Minimum aggregate underlying amounts shall be three times the primary per occurrence amount or $10,000,000 whichever is the greater.

                                   ARTICLE V

LIMITS OF COVER:

A.      The reinsurance provided hereunder is in two sections as follows:


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        Section I.  With respect to business classified as Physician Medical
        Malpractice Liability:

        The liability of the Reinsurer shall not exceed $500,000 each and every Claim and/or Loss any one section any one original placement for one
        (1) line.

        Section II. With respect to business classified as Hospital Professional, including Comprehensive General Liability:

        The liability of the Reinsurer shall not exceed $750,000 each and every Claim and/or Loss any one section any one original placement for one
        (1) line.

B. The term "placement" as used herein shall be defined as one or more layers of coverage to the same Original Insured or Original Reinsured.

C. No cession(s) to be made hereunder unless the Original Policy or Contract Limits are excess of at least $2,000,000.

D. This Agreement is extended to protect the Company for 100% of any loss in Excess of Original Policy Limits and/or any Extra Contractual Obligations as defined in the respectively titled Articles herein; provided, however, the contractual loss and the Excess of Original Policy Limits and Extra Contractual Obligations loss(es) combined shall not exceed the limit set forth above, each and every Claim and/or Loss any one Section any one Original Placement per unit accepted.

                                   ARTICLE VI

COMPANY RETENTION:

(The following shall apply only to Section II - Hospital Professional Liability, including Comprehensive Liability policies ceded hereunder.)

A. The Company will always retain a Minimum Involvement of $1,000,000 net and unreinsured in any program on which cessions are made hereunder. It is specially agreed that this net amount will be retained either in the Layer ceded or any underlying Layers, if applicable, or the combination thereof.

B. Irrespective of the above, the Company is not permitted to make 100% cessions hereunder and the Company's net retention will not be less than 20%, subject to a minimum of $1,000,000.

                                  ARTICLE VII

DEFINITIONS:

A. The term "net retained liability" as used herein means the remaining portion of the Company's gross liability on each risk reinsured under this Agreement after deducting recoveries from all inuring reinsurance.

B. The term "claims made" as used herein shall follow the definition set forth in the Company's original policies.



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                                  ARTICLE VIII

ORIGINAL CONDITIONS:

        All amounts ceded hereunder shall be subject to the same gross rates and to the same clauses, conditions, and modifications of the Company's policies, subject to the limits, terms and conditions of this Agreement.

                                   ARTICLE IX

FOLLOW THE FORTUNES:

        The Reinsurer shall follow the fortunes of the Company in all matters falling under this Agreement.

                                   ARTICLE X

EXCESS OF ORIGINAL POLICY LIMITS:

A. This Agreement shall protect the Company, within the limits hereof, in connection with loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE XI

EXTRA CONTRACTUAL OBLIGATIONS:

A. This Agreement shall protect the Company for any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.



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B.      The date on which any Extra Contractual Obligation is incurred by the
Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

C. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                  ARTICLE XII

LOSSES, LOSS ADJUSTMENT EXPENSES AND SALVAGES:

A. The Company shall settle all loss claims under its policies and the Reinsurer shall pay to the Company its pro rata share of such loss claims as payable by the Company.

B. The Reinsurer shall also bear its pro rata share of expenses incurred by the Company in the investigation, adjustment and litigation of all claims under its policies, including those of salaried adjusters, but excluding the office expenses of the Company and the salaries and expenses of its other employees.

C. The Reinsurer shall benefit pro rata in all salvages, discounts and other recoveries.

                                  ARTICLE XIII

REINSURANCE PREMIUM:

A. The Company shall pay to the Reinsurer on each amount ceded under this Agreement a pro rata share of the Company's Original Net Premiums received by the Company on the business covered hereunder less 6.50% Overriding Commission allowed to the Company.

B. The term "Original Net Premiums" shall mean Gross Premiums received by the Company less the Company's Original Brokerage Acquisition Costs, Ceding Commissions, Taxes, etc.

                                  ARTICLE XIV

REPORTS AND REMITTANCES:

A. The Company will provide the Reinsurer with all necessary data respecting premiums and losses, including reserves thereon, as at dates and on forms mutually acceptable to the Company and the Reinsurer.

B. Within sixty (60) days following the end of each calendar quarter, the Company shall furnish to the Reinsurer a bordereau indicating, as respects each policy declared hereunder the name of the Insured, the policy number, term, limit of liability and original premium, plus any additional or return premiums as respects each cession and the reinsurance premiums thereon.



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C.      The Company shall render a quarterly account within sixty (60) days after the end of each calendar quarter summarizing the following information relating to reinsurance covered under this Agreement during the said calendar quarter:

        1.      Statement of premiums;

        2. Statement of losses and loss expenses paid and salvages recovered;

        3. Account Current summarizing premiums, commissions, losses and loss expenses paid and salvages recovered;

and the balance if any, due the Reinsurer as indicated by the aforesaid Account Current, shall be remitted by the Company to the Reinsurer along with the monthly account. Any balance due to the Company shall be remitted by the Reinsurer within fifteen (15) days upon receipt of the monthly account.

D. The Company shall promptly report to the Reinsurer any individual loss wherein the Reinsurer's share of such loss is $100,000 or more. At the request of the Company, the Reinsurer shall reimburse the Company, as soon as possible but not later than 60 days after proof of payment by the Company is received by the Reinsurer for the Reinsurer's share of any such loss, provided that the Reinsurer shall be entitled, at its option, to offset the amount of such loss against any balance or balances past due. Cash calls paid by the Reinsurer during the period shall be deducted from the next report.

                                   ARTICLE XV

OFFSET:

        The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

                                  ARTICLE XVI

CONFIDENTIALITY AND NON-DIVULGENCE CLAUSE:

A. The parties hereto acknowledge there may be portions of this Agreement, the treaty prospectus or the marketing package that contain confidential, proprietary information of the Company. The Reinsurer shall maintain the confidentiality of these statements and representations, either oral or written, concerning the Company and its business, and shall not disclose these to any third person without the Company's prior approval.

B. Nevertheless, the Reinsurer may disclose such information without further approval from the Company in answer to interrogatories, subpoenas or other legal/arbitration processes, in response to requests by governmental and regulatory agencies, and as required for the customary needs of the Reinsurer's applicable retrocessionaires and/or intermediaries. In addition the Reinsurer may disclose such information, as be necessary in the conduct of its business operations, to its accountants and its outside legal counsel.



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                                  ARTICLE XVII

ACCESS TO RECORDS:

        The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through its designated representatives, during the term of this Agreement and thereafter, all books, records and papers of the Company in connection with any reinsurance hereunder, or the subject matter hereof.

                                 ARTICLE XVIII

ERRORS AND OMISSIONS:

        Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such neglect, delay, omission or error is rectified as soon as possible after discovery.

                                  ARTICLE XIX

CURRENCY:

A. Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

                                   ARTICLE XX

UNAUTHORIZED REINSURANCE:

(Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

A. As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, and losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.



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B.      When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days (sixty (60) days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

        1. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

        2. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement;

        3. to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

        4. to pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

D. In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for 1. or 3., or in the case of 4., the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

F. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:




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        1.      If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

        2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                  ARTICLE XXI

ARBITRATION:

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Hannover, Germany, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of Germany. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.



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G.      The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business sixty (60) days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                                  ARTICLE XXII

INTERMEDIARY:

        Willcox Incorporated Reinsurance Intermediaries is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Willcox Incorporated Reinsurance Intermediaries, 180 Maiden Lane, New York, New York 10038-4993. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.




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                       INTERESTS AND LIABILITIES CONTRACT

                  (hereinafter referred to as the "Contract")

                                     to the

         PHYSICIAN MEDICAL MALPRACTICE/HOSPITAL PROFESSIONAL LIABILITY
                       QUOTA SHARE REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                        It is hereby mutually agreed by

                HANNOVER RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT
             EISEN UND STAHL RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT
                               Hannover, Germany

                   (hereinafter referred to as the "Company")

                                      and

               SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                           Beverly Hills, California

            (hereinafter referred to as the "Subscribing Reinsurer")


that the Subscribing Reinsurer shall have a 100% participation in the Interests and Liabilities of the Reinsurer as set forth in the Agreement attached hereto entitled Physician Medical Malpractice/Hospital Professional Liability Quota Share Reinsurance Agreement.

        Such participation shall be several and not joint with the participation of other subscribing reinsurers, and the Subscribing Reinsurer shall under no circumstances participate in the Interests and Liabilities, if any, of the other subscribing reinsurers in said Agreement.

        The Company shall pay to the Subscribing Reinsurer 100% of all premiums due or which may become due the Reinsurer in accordance with the provisions of the Agreement attached.

        This Contract shall attach at Local Standard Time, January 1, 1995 and is subject to the provisions contained in the Term Article of the attached Agreement, which are hereby incorporated by reference into this Contract and which shall apply as though they had been specifically provided for herein.

        The Agreement to which this Contract is attached and therefore the Interests and Liabilities of the Subscribing Reinsurer therein, may be changed, altered and amended as the parties may agree, provided such change, alteration and amendment is evidenced in writing or by Addendum to this Contract, executed by the Company and the Subscribing Reinsurer.



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        IN WITNESS WHEREOF, the parties hereto have caused this Interests and
Liabilities Contract to be signed in duplicate by their duly authorized representatives.

Signed in Hannover, Germany
this                                    day of                         , 199

HANNOVER RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT
EISEN UND STAHL RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT





By:_________________________________


Signed in Beverly Hills, California
this                                    day of                         , 199

SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE





By:_________________________________



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                        INSOLVENCY FUND EXCLUSION CLAUSE

  This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payments or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.


NOTES: Wherever used herein the term:
   "Company" shall be understood to mean "Reassured", "Reinsured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company.
   "Agreement" shall be understood to mean "Contract", "Policy" or whatever other term is used to designate the attached reinsurance document.





May 1983     WILLCOX INCORPORATED REINSURANCE INTERMEDIARIES      Page 1 of 1

                      NUCLEAR INCIDENT EXCLUSION CLAUSE --
                         LIABILITY -- REINSURANCE U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured," "Reinsured," "Company," or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

        (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

        (2)     Without in any way restricting the operation of paragraph
(1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph
(2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision);

LIMITED EXCLUSION PROVISION.*

        I. It is agreed that the policy does not apply under any liability coverage.

                    ( injury, sickness, disease, death or destruction
                to  (                       with respect to which an insured
                    (                       under the policy is also an insured
                    ( bodily injury or property damage

                under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association. Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

         II. Family Automobile Policies (liability only). Special Automobile Policies (private passenger automobiles, liability only). Farmers Comprehensive Personal Liability Policies (liability only). Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

        III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                (a)  become effective on or after 1st May, 1960 or

                (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph
                     (2) shall not be applicable to Family Automobile Policies. Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority have jurisdiction thereof.

        (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph
(1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

        Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

BROAD EXCLUSION PROVISION.*

        It is agreed that the policy does not apply:

        1.  Under any Liability Coverage to (injury, sickness, disease, death
                                            (or destruction
                                            (bodily injury or property damage

                (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association. Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United State of America, or any agency thereof, with any person or organization.


                WILLCOX INCORPORATED REINSURANCE INTERMEDIARIES

   II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating
             (  immediate medical or surgical death
         to  (                               to expenses incurred with respect
             (  first aid.

             (  bodily injury, sickness, disease or death
         to  (                               resulting from the hazardous
             (  properties of nuclear material and bodily injury


         arising out of the operation of a nuclear facility by any person or organization.

                                          ( injury, sickness, disease, death or
   III.  Under any Liability Coverage to  (   destruction
                                          ( bodily injury or property damage
         resulting from the hazardous properties of nuclear material, if

         (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom:

         (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

             ( injury, sickness, disease, death or destruction
         (c) (                       arises out of the furnishing by an insured
             (  of services, bodily injury or property damage

             materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only

                ( injury to or destruction of property at such nuclear facility.
             to (
                ( property damage to such nuclear facility and any property thereat.

   IV.   As used in this endorsement:

         "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or by-product material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BY-PRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing by-product material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "NUCLEAR FACILITY" means

         (a) any nuclear reactor,

         (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste;

         (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

         (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste;

         and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

         With respect to injury to or destruction of property, the word "injury" or "destruction"
         "property damage" includes all forms of radioactive contamination of property;
         includes all forms of radioactive contamination of property.

   V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

         (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

         (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

         until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

   (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

-------------------------------------------------------------------------------
   *NOTE: The words printed in italics in the Limited Exclusion Provision in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.
-------------------------------------------------------------------------------
                                                                    Page 2 of 2

                          NUCLEAR INCIDENT EXCLUSION CLAUSE-
                                  LIABILITY-REINSURANCE
                                         CANADA

1. This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1. of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,

         Personal Liability,
         Farmers Liability,
         Storekeepers Liability,

     which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:-

         LIMITED EXCLUSION PROVISION.

         This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

         With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph 1. of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision: -

     BROAD EXCLUSION PROVISION.

          It is agreed that this Policy does not apply:

     (a)    to liability imposed by or arising under the Nuclear Liability Act;
            nor

     (b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

     (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

            (1) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

            (2) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

            (3) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

     As used in this Policy:

     (i) The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties or radioactive material;

     (ii) The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;


                  WILLCOX INCORPORATED REINSURANCE INTERMEDIARIES Page 1 of 2

(iii)    The term "nuclear facility" means:

         (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

         (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

         (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

         (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

         and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations

(iv) The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission

(v) With respect to property, loss of use of such property shall be deemed to be property damage.

NOTES: Wherever used herein the term:

   "Company" shall be understood to mean "Reassured", "Reinsured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company.

  "Agreement" shall be understood to mean "Contract", "Policy" or whatever other term is used to designate the attached reinsurance document.


April 1985

                                                                  Page 2 of 2